Exhibit 99.1

Joint Filer Information

1.	Name:	Louis Dreyfus Holding Company Inc.

	Address:	20 Westport Road
P.O. Box 810
Wilton, CT 06897

	Designated Filer:	Louis Dreyfus Holding Company Inc.

	Issuer and Ticker Symbol:	TransMontaigne, Inc. (TMG)

	Statement for Month/Day/Year:	04/1/2005

2.	Name:	Louis Dreyfus Corporation

	Address:	20 Westport Road
P.O. Box 810
Wilton, CT 06897

	Designated Filer:	Louis Dreyfus Holding Company Inc.

	Issuer and Ticker Symbol:	TransMontaigne, Inc. (TMG)

	Statement for Month/Day/Year:	04/1/2005

3.	Name:	Louis Dreyfus S.A.S

	Address:	87 Avenue de la Grande Armée
75782 Paris, France

	Designated Filer:	Louis Dreyfus Holding Company Inc.

	Issuer and Ticker Symbol:	TransMontaigne, Inc. (TMG)

	Statement for Month/Day/Year:	04/1/2005

Louis Dreyfus Holding Company Inc.		Louis Dreyfus Corporation

By:	/s/ Hal Wolkin	By:	/s/ Peter B. Griffin

	Hal Wolkin, Vice President		Peter B. Griffin, President

Louis Dreyfus S.A.S.

By:	/s/ Gerard Louis-Dreyfus

Gerard Louis-Dreyfus, Chairman/President